Consent of Independent Registered Public Accounting Firm

     We have issued our report dated June 25, 2004 accompanying the financial statements of Van Kampen Insured Income Trust, Series 80 as of April 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 2004